Exhibit 99.2

Press Release

SL Industries, Inc. Announces the Divestiture of RFL

Electronics Inc. Subsidiary

MT. LAUREL, N.J., Nov. 17, 2014/PRNewswire/ — SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) a leading supplier of engineered power and motion control solutions, announced today the divestiture of RFL Electronics Inc., an indirect wholly owned subsidiary of SLI. The divestiture is structured as a stock transaction with a cash sales price totaling $20 million, less transaction fees and subject to a final working capital adjustment, with proceeds of $2 million currently held in escrow pending resolution of certain indemnification provisions contained in the sales agreement.

The Boonton Township, NJ based business was acquired by Hubbell Power Systems, Inc., a subsidiary of Hubbell Incorporated (NYSE: HUBA, HUBB) which will operate RFL Electronics as part of the Hubbell Power Systems business.

“This divestiture was executed to streamline our portfolio allowing the Company to improve its returns by focusing our investments, resources, and management energy on our remaining three segments.” said Bill Fejes, SLI’s CEO. “We believe our remaining segments have significant upside opportunity, both organically and through select bolt-on synergistic acquisition opportunities, to improve returns and grow shareholder value.”

SLI will concentrate on its three remaining segments:

•	SL Power Electronics (SLPE) – designs, manufactures, and markets high-reliability power conversion products for the medical, test & measurement, and LED lighting segments under the Condor and Ault brands.

•	High Power Group (HPG) – designs and manufactures customer power subsystems for use in powering medical, semiconductor, military, and aerospace equipment under the Teal brand. HPG also designs, manufactures, and markets power quality products under the MTE brand used to improve the reliability and performance of industrial power control systems.

•	SL Montevideo Technology (SL-MTI) – designs and manufactures custom, precision, high-performance motors, motor systems, and wound components for the commercial aerospace, military, oil down-hole, and medical segments.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, and power quality electromagnetic equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, and telecom applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI’s current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

SL Industries, Inc.

Louis J. Belardi

Chief Financial Officer, Treasurer and Secretary

856-727-1500 x 5525

louis.belardi@slindustries.com